EXHIBIT 10.1

RESOLUTIONS ADOPTED BY UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF Las Vegas Xpress, Inc. a Nevada corporation

The undersigned being a unanimous action taken by the Board of Directors of the Las Vegas Xpress, Inc. (the "Corporation"), hereby consent to take the following action and adopt the following recitals and resolutions effective as of July 27, 2020.

  APPOINTMENT OF BOARD MEMBER

WHEREAS, it is in the best interest of the Corporation and its stockholders that the following actions herewith be approved, and;

WHEREAS, it is recognized that the Board has a vacancy for one seat, and;

WHEREAS, it is recognized that Joseph Cosio-Barron shall be appointed to serve on the Board of Directors effective immediately, and;

WHEREAS, the term of employment shall be based on the terms and subject to the conditions set forth on the Board of Directors Services Agreement.

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors of the Corporation shall appoint Joseph Cosio-Barron as a member to the Board of Directors, and;

RESOLVED FURTHER, that the Board of Directors of the Corporation shall appoint Joseph Cosio-Barron to serve on the Board of Directors effective immediately, and;

RESOLVED FURTHER, the term shall be consistent with the employment agreements, and;

RESOLVED FURTHER, that the Board of Directors of this Corporation are hereby authorized to join in the execution of, or attest and/or affix the corporate seal of the Corporation to, any document, agreement or instrument executed by the Chief Executive Officer or any other authorized officer of this Corporation on behalf of the Corporation in furtherance of the foregoing resolutions; and

RESOLVED FURTHER, that the officers of this Corporation are and each hereby is authorized to do and perform all such further actions and things and to sign all such further documents, certificates and other writings and to take all such further actions as may be necessary or advisable or convenient or proper to carry out the intent of the foregoing, and;

RESOLVED FURTHER, that the authority given hereunder shall supersede the actions and appointments taken on the Board of Directors meetings to date. Any and all acts authorized hereunder are hereby ratified and affirmed.

This Unanimous Written Consent may be executed in one or more counterparts, each of which shall be an original and all of which together shall be one and the same instrument. This Unanimous Written Consent shall be filed in the Minute Book of the Corporation and become a part of the records of this Corporation.

/s/ Albert Koenigsberg
Albert Koenigsberg

/s/ Glenn Corso
Glenn Corso

/s/ Richard Ziccardi
Richard Ziccardi

/s/ Richard Rotanz
Richard Rotanz